                                                                 Exhibit 1.1


                                  CONFIDENTIAL









                               PURCHASE AGREEMENT





                                  BY AND AMONG
                        INTEGRATED SURGICAL SYSTEMS, INC.
                    INVESTMENTBANK AUSTRIA AKTIENGESELLSCHAFT


                                            , 1997
                             ---------------

           PURCHASE AGREEMENT, dated *, 1997, (the "Agreement") among Integrated Surgical System, Inc. (the "Company") and Investmentbank Austria
Aktiengesellschaft ("Investmentbank Austria") and * ("*") (Investmentbank Austria and * referred to herein, collectively, as the "Managers").


                                 P R E A M B L E

           The Company is a corporation incorporated and organized under the laws of the State of Delaware, United States of America. The Company's shares of common stock with a par value of U.S $0.01 per share are referred to herein as the "Shares of Common Stock".

           On *, 1997, the Board of Directors of the Company approved the issuance of * new Shares of Common Stock with a par value of U.S$0.01 each (the "New Shares") and with an aggregate par value of U.S$*.

           Investmentbank Austria and *, acting severally but not jointly, shall, pursuant to the terms and conditions of this Agreement, purchase themselves such * New Shares.

           Pursuant to this Agreement, the Company is granting to Investmentbank Austria an option (the "Over-allotment Option") to acquire, upon the terms end conditions set forth in Section 2 hereof, up to * additional issued and outstanding Shares of Common Stock (the "Option Shares") solely to cover over-allotments in the offering, if any. Any offering of the Option Shares will be deemed to be part of the offering. The New Shares and the Option
Shares are referred to herein, collectively, as the "Offer Shares".

           The offering of the Offer Shares (the "Offering"), comprises private placements and offerings utilizing other exemptions from public offering registration requirements in Europe. The Offer Shares will be offered outside the United States in reliance on Regulation S ("Regulation S") under the United States Securities Act of 1933, as amended (the "1933 Act").

           Value Management & Research GmbH ("VMR"), a German limited liability company which entered, together with Investmentbank Austria, into an agreement with the Company (the "Restated Placement Agreement"). Such Restated Placement Agreement provides, inter alia, that VMR will act as Placement Coordinator in connection with the Offering and the listing of Shares of Common Stock of the Company on the European Association of Securities Dealers Automated Quotation System ("EASDAQ"). The Restated Placement Agreement provides that the Company has an obligation to pay to VMR (i) a fee (the "Aggregate VMR Fee") in an amount equal to 3.5% of the Aggregate Offer
Price (as defined in Section 2(c)) and (ii) a non-accountable expense allowance (the "Aggregate VMR Non-accountable Expense Allowance") for costs and expenses incurred by VMR in connection with the Offering in an amount equalt to 0.75% of the Aggregate Offer Price.

           The terms and conditions of the Shares of Common Stock are set forth in the Preliminary Prospectus dated *, 1997 and the Final Prospectus dated *, 1997. The Preliminary Prospectus together with the Final Prospectus, as any of such documents may be amended or supplemented from time to time, are referred to herein as the "Offering Documents".

             NOW; THEREFORE, the parties hereto agree as follows:

            Section 1. Representations and Warranties.

                 The Company represents and warrants to and agrees with each Manager that:

                        (i) A registration statement on Form SB-2 (File No. 333-31481) with respect to the Offer Shares and such Shares of Common Stock issued upon exercise of such warrants are being sold to Investmentbank Austria and VMR pursuant to the Restated Placement Agreement has been filed by the Company with the U.S. Securities and Exchange Commission (the "Commission") under the 1933 Act, and * amendments to that registration statement have been so filed and such registration statement has been declared effective on or before the date hereof. No stop order suspending the effectiveness of the registration statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. Copies of such registration statement and of each amendment hereto filed by the Company with the Commission have been delivered to Investmentbank Austria and EASDAQ. Such copies of the Registration Statement are identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Gathering, Analysis and Retrieval system ("EDGAR"). As used in this Agreement, the term "Registration Statement" means the registration statement referred to above, as amended at the time it was declared effective, and any amendment thereto that was or is thereafter declared effective, including all financial schedules and exhibits thereto. For purposes of this Agreement, all references to the Registration Statement shall be deemed to include the copy filed with the Commission pursuant to EDGAR.

                        (ii) When the Registration Statement was declared effective, it (A) contained all statements required to be stated therein in accordance with, and complied in all materal respects with the requirements of the 1933 Act and the rules and regulations of the Commission thereunder and (B) did not and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                        (iii) The Offering Documents as of their date and as of the date hereof did not and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                        (iv) The auditors who audited, certified and reviewed the financial statements and supporting schedules included in the Registration Statement and the Offering Documents are independent certified public accountants as required by the 1933 Act and the rules and regulations of the Commission thereunder with respect to the Company, its consolidated subsidiaries (each a "Consolidated Subsidiary" and together the "Consolidated Subsidiaries") and Innovative Medical Machines International, S.A. ("IMMI"). IMMI and the Consolidated Subsidiaries are referred to herein as the "Subsidiaries". The Company and the Subsidiaries are herein referred to as the "Group".

                        (v) The audited consolidated balance sheets of the Company and its Consolidated Subsidiaries for the years ended December 31, 1996, 1995 and 1994 and the related consolidated statements of operations, stockholders' equity and cash flow for the years ended December 31, 1996, 1995 and 1994 (together the "Consolidated Financial Statements"), the unaudited consolidated balance sheets of the Company and its Consolidated Subsidiaries for the six months periods ended at June 30, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity and cash flow for the six months periods ended at June 30,

1997 and 1996 (together the "Consolidated Interim Financial Statements"), and the audited financial statements of IMMI for the years ended December 31, 1996 and 1995 (together the "IMMI Financial Statements") and the unaudited financial statements of IMMI for the six months period ended at June 30, 1997 and 1996 (together the "IMMI Interim Financial Statements") included in the Registration Statement and the Offering Documents, together with the related schedules and notes, present fairly the financial position of the Company and its Consolidated Subsidiaries and IMMI as at the dates indicated and the results of its operations, stockholders' equity and its cash flows for the periods specified. The Consolidated Financial Statements, the Consolidated Interim Financial Statements, the IMMI Financial Statements and the IMMI Interim Financial Statements are referred to herein as the "Financial Statements". The audited Consolidated Financial Statements for the years ended December 31, 1996, 1995 and 1994 and the unaudited Consolidated Interim Financial Statements for the six months periods ended at June 30, 1997 and 1996 have been prepared in accordance and conformity with generally accepted accounting principles in the United States ("US GAAP") applied on a consistent basis throughout the periods involved. The audited IMMI Financial Statements for the years ended December 31, 1990 and 1995 and the unaudited IMMI Interim Financial Statements for the six months periods ended at June 30, 1997 and 1996 have been prepared in accordance with generally accepted accounting principles in France ("French GAAP") and have been reconciled from French GAAP to US GAAP. All financial data included in the Registration Statement and the Offering Documents present fairly the information shown therein and are accurate in all material respects, and have been compiled on a basis consistent with that of the audited or unaudited Financial Statements, as the case may be, included in the Registration Statement and the Offering Documents.

                  (vi) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, United States of America. The Company has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Documents and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in all jurisdictions in which such qualification is required, whether by reason of its ownership or lease of property or the conduct of its business, except where the failure to do so would not have a Material Adverse Effect (as hereinafter defined).

                  (vii) The authorized, issued and outstanding capital stock of the Company, the authorized and non-issued capital stock of the Company and all warrants issued and sold by the Company conform to all statements relating thereto set forth in the Offering Documents and such description conforms to the rights set forth in the instruments defining the same.

                  (viii) All of the issued and outstanding Shares of Common Stock of the Company (including the * New Shares and the * Option Shares) have been duly authorized for issuance and are fully paid and non-assessable. No holder of the Offer Shares will be subject to personal liability by reason of being such a holder. The issuance of the Offer Shares in not subject to preemptive rights, subscription rights or similar rights of any securityholder of the Company. The holders of the Offer Shares will receive good and marketable title, free and clear of any pledges, liens, security interests, claims, restrictions or encumbrances of any kind or right of a third party, including, without limitation, preemptive rights, subscription rights or similar rights of any securityholder of the Company (each a "Lien"). The Offer
Shares have been duly authorized, and when such * Offer Shares have been issued, delivered and paid for in accordance with this Agreement, all the then issued and outstanding * Shares of Common Stock of the Company will have been validly issued, fully paid and non-assessable and the holders thereof will receive good and marketable title free of any Lien. None of the issued and outstanding Shares of Common Stock of the Company was, or will be prior to the completion of the Offering, issued in violation of statutory subscription rights. Other than as set forth in the Offering Documents, there are no valid or enforceable outstanding options, warrants, contractual subscription rights or similar arrangements or preemptive rights granted or issued by the

  Company with respect to any unissued shares of capital stock of the Company. There are no restrictions on transfers of the Offer Shares except as set forth in the Offering Documents under 2.2.3 - "Transferability" and 2.5.4 - "Underwriting Selling Restrictions" and no person other than the Managers has as of the date hereof any right, contingent or otherwise, to purchase or acquire, or to be offered for purchase or acquisition, the Offer Shares. Except as disclosed in the Offering Documents, there are no contracts, agreements or understandings between the Company or any other person that would give rise to a valid claim against the Company or any Manager for a brokerage commission, finders fee or similar type payment. Since the inception of the Company, no compensation was paid to or on behalf of any member of the National Association of Securities Dealers, Inc. ("NASD"), or any affiliate or employee thereof, in connection with any offering since October 1, 1990, except as previously disclosed in writing to Investmentbank Austria.

                 (ix) All of the Company's partly or wholly-owned Consolidated Subsidiaries are set forth in Exhibit 21.1 to the Registration Statement. Each of the Company's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, with full power and authority (corporate or otherwise) to own, lease, and operate its properties and to conduct the business in which it is engaged as described in the Offering Documents. Each Subsidiary is duly qualified to do business as a corporation in good standing in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Group (a "Material Adverse Effect"). All of the issued and outstanding capital stock of each of the Subsidiaries has been duly authorized and validly issued, is fully paid and non-assessable. The capital stock of the Subsidiaries is owned by the Company, directly or indirectly, and is free and clear of any Lien. There are no outstanding options, preemptive rights, warrants or similar arrangements with respect to any unissued shares of any of the Subsidiaries.

                    (x) Since the respective dates as of which information is given in the Offering Documents, except an otherwise stated therein, (A) there has been no Material Adverse Effect, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of the Subsidiaries other than those in the ordinary course of business, that are material with respect to the Company or the Group, (C) there has been no material increase in the long-term debt of the Company, no material reduction in total assets of the Company, no change in the percentage ownership of a Subsidiary and no dividend or distribution of any kind paid or made by the Company on its capital stock, and (D) there has been no change in the authorized, issued and outstanding capital stock of the Company.

                    (xi)Except as disclosed in the Offering Documents, neither the Company nor any of the Subsidiaries is in violation of its charter (or similar constitutional documents) or any law, ordinance, rule, regulation, decision or order of any court or governmental, administrative or regulatory agency or body, domestic or foreign, to which it may be subject, or has failed to obtain, or has received any notice of proceeding relating to the revocation or modification of, or is in violation of, any license, permit, certificate, franchise or other governmental, administrative or regulatory authorization (collectively, "Authorizations") necessary to the lease or ownership of its property or the conduct of its business as operated by them, except for those Authorizations the failure to comply with will not have individually or in the aggregate a Material
Adverse Effect, or is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract or other understanding (whether written or oral) to which it is a party or by which it may be bound, or to which any of its properties or assets may be subject except for those violations, failures, notices or defaults that do not or will not, individually or in the aggregate, result in a Material Adverse Effect. All products sold by the Company have received all competent approvals and permissions from all required regulatory authorities in all jurisdictions where such products have been or are currently being marketed.

                  (xii) The execution, delivery and performance of this Agreement, the issuance and sale of the Offer Shares and the consummation of the transactions contemplated herein and compliance by the Company with its obligations hereunder (A) have been duly authorized by the Company and all necessary corporate and other action to authorize and approve the same has been taken, (B) will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of a Lien upon, any property or assets of the Company or any of the Subsidiaries pursuant to, or trigger any change-in-control provision contained in, any material contract or other material agreement to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject, and (C) will not result in any violation of any provision of the certificate of incorporation or by-laws of the Company or any relevant applicable law, ordinance, rule, regulation, decision or order of any court or governmental, administrative or regulatory body. This Agreement, duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto, is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                 (xiii) No labor dispute with the employees of the Company or any of the Subsidiaries, such as strikes or other labor unrest, exists or is imminent. There is no existing or imminent labor disturbance by the employees of any of its Subsidiaries' principal suppliers, manufacturers, customers or contractors, which, in any case, may reasonably be expected to result in a Material Adverse Effect.

                 (xiv) Except as disclosed in the Offering Documents, there are no actions, suits, proceedings or investigations, including, without limitation, personal injury and product liability actions, before or by any court or governmental, administrative or regulatory agency or body, domestic or foreign, now pending, or, to the best knowledge of the Company, threatened, against or affecting any of the Company or any of the Subsidiaries that could, individually or in the aggregate, (A) materially affect the performance by the Company of its obligations under this Agreement or the transactions contemplated by the Offering Documents, (B) reasonably be expected to result in any Material Adverse Effect, or (C) reasonably be expected to materially and adversely affect the material properties or assets of the Company or any of the Subsidiaries. Section
4.10 - "Government Regulation" of the Offering Documents as of their date and as of the date hereof provides an accurate and complete description of the status of the approvals under the U.S. Federal Food, Drug and Cosmetic Act for the Company's or its Subsidiaries' products or the Company's or its Subsidiaries' products under development. Such Section 4.10 does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

                  (xv) The Company and its Subsidiaries have filed all applicable tax returns (in all relevant jurisdictions) that are required to be filed or have duly requested extensions thereof and have paid all taxes required to be paid by any of them and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings; and adequate charges, accruals and reserves have been provided for in the Financial Statements referred to in paragraph (v) above in respect of all taxes for all periods and to which the tax liability of the Company or any of its Subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities, except for those filings, requests of extensions, payments or charges, accruals and reserves that could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

                  (xvi) The Company and its Subsidiaries own, or have a license to use on reasonable terms, the material patents, patent rights, licenses, inventions, copyrights, know-how (including trade-secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trade-marks, service marks and trade names (collectively, "Patent and Proprietary Rights") presently employed by them and that are necessary to the businesses now operated by them, and neither the Company nor any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Patent and Proprietary Rights, or of any facts that would render any Patent and Proprietary Rights invalid or inadequate to protect the interests of the Company or any of the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in any Material Adverse Effect.

                  (xvii) Except as disclosed in the Offering Documents, neither the Company nor any of the Subsidiaries is in violation of any statute or any law, ordinance, rule, regulation, decision or order of any court or governmental, administrative or regulatory agency or body, domestic or foreign (each, an "Environmental Law"), relating to the use, disposal or release of hazardous or toxic substances or to the protection or restoration of the environment, including, without limitation, the remediation or clean-up of any past or present contamination, or to human exposure to hazardous or toxic substances, operates any real property contaminated with any substance that is expected to become subject to any clean-up or other remediation action pursuant to any Environmental Law, is liable or expects to become liable for any clean-up or other remediation action pursuant to any Environmental Law with respect to any off-site disposal or contamination, or is subject to any (or has knowledge of any threatened) claim, order or decree relating to any Environmental Law, which violations, contaminations, liabilities, claims, orders or decrees, would, individually or in the aggregate, result in a Material Adverse Effect. The Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements. There are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries. There are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency against or affecting the Company or any of its Subsidiaries relating to any Environmental Laws.

                  (xviii) Except as disclosed in the Offering Documents, the Company and the Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them that are material to the businesses of the Group, in each case free from Liens that would materially interfere with the use made or to be made thereof by them; and except as disclosed in the Offering Documents, the Company and the Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that could reasonably be expected to result in a Material Adverse Effect.

                  (xix) The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary" in the businesses in which the Group is engaged. The Company and its Subsidiaries have not been refused any insurance coverage sought or applied for and the Company and its Subsidiaries have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar cost that would not materially and adversely affect the condition (financial or otherwise), business, prospects, net worth or results of operations of the Company and its Subsidiaries, except as described in or contemplated by the Offering Documents.

                  (xx) All of the Shares of Common Stock of the Company (including the Offer Shares) and the warrants sold by the Company in its initial public offering in November 1996 are currently listed on the NASDAQ SmallCap Market and the Pacific Stock Exchange Incorporated and the Company is in compliance in all respects with the requirements of such exchanges.

                  (xxi) Except as set forth in the Offering Documents, the Company has not entered into any contractual arrangement with respect to the offer, purchase, sale and distribution of any of the Shares of Common Stock or other securities of the Company, including, without limitation, other types of stock, options or warrants.

                  (xxii) Neither the Company or their respective affiliates nor any person acting on any of their behalfs has engaged or will, prior to completion of the Offering, engage in any activity including, without limitation, any offer, subscription, sale or delivery, directly or indirectly, of any of the Shares of Common Stock or other securities of the Company, including, without limitation, other types of stock, options or warrants or distribution or publication of the Offering Documents or any other offering material in or from any jurisdiction, except under circumstances that will result in compliance with all applicable laws and regulations.

                  (xxiii) All previous offerings by the Company of securities in the United States were valid and in accordance with the 1933 Act.

           Section 2. Purchase, Sale and Delivery to Managers; Closing;
                      Over-allotment Option.

                  (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions hereof, the Company agrees to sell to each Manager, severally and not jointly, and each Manager, severally and not jointly, agrees to purchase for itself from the Company at the Closing Date (as defined in Section 2 (d) hereof) the number of New Shares set forth in Schedule A opposite to the name of such Manager with the obligation to offer such New Shares at the Offer Price (as defined in paragraph (c) below) (plus customary bank charges and transfer or other taxes, if any) in the Offering.

                  (b) The Company shall deliver the share certificates representing the aggregate number of New Shares to be said by the Company pursuant to paragraph (a) to [*](1) no later then five (5) business days prior to the Closing Date.

                  (c) The aggregate purchase price for the New Shares (the "Aggregate Purchase Price") shall consist of an amount (payable in German marks) equal to the product of (i) DM * Per New Share (the "Offer Price"), less (x) commissions of DM * per New Share and (y) a Non-accountable Expense Allowance (as defined in Section 4 hereof) of DM * per New Share for costs and expenses incurred by Investmentbank Austria in connection with the Offering, and (ii) the number of New Shares to be purchased by the Managers pursuant to this Agreement. The product of (i) the Offer Price per New Share, and (ii) the number of New Shares to be purchased by the Managers pursuant to this Agreement is herein referred to as the "Aggregate New Shares Offer Price". The product of (i) the Offer Price per Option Share, and (ii) the number of Option Shares purchased by the Managers pursuant to this Agreement is herein referred to as the "Aggregate Option Shares Offer Price". The total amount of the Aggregate New Shares Offer Price and the Aggregate Option Shares Offer Price is herein referred to as the Aggregate Offer Price.

                  (d) Payment of the Aggregate Purchase Price for the New Shares sold by the Company less (x) the Aggregate VMR Placement Coordinator Fee for the New Shares, and (y) the Aggregate VMR Non-accountable Expense Allowance for the New Shares which will, pursuant to the terms and conditions of the Placement Agreement, be paid directly from Investmentbank Austria to VMR, shall be made by the Managers to the Company by direct bank transfer to the account of the Company, account number; *, at * no later than ten business days after the Closing Date, as defined herein. November *, 1997 shall be referred to herein as the "Closing Date". The Closing Date may be varied by agreement between the Managers and the Company. lnvestmentbank Austria shall have the right to deduct costs and expenses to be paid by the Company pursuant to Section 4 (B) hereof from the Aggregate Purchase Price; provided that such costs and expenses have been paid by Investmentbank Austria on behalf of the Company.

                  (e) The Company hereby grants to Investmentbank Austria the Over-allotment Option to require the Company to sell some or all of the Option Shares to Investmentbank Austria in accordance with the terms of this Section 2. The Over-allotment Option may be exercised by Investmentbank Austria at any time after the date hereof and will expire 30 days after the Closing Date, and may be exercised, in whole or from time to time in part, only for the purpose of covering over-allotments that may be made in connection with the Offering, only upon written notice by Investmentbank Austria to the Company stating the number of Option Shares as to which Investmentbank Austria is exercising the Over-allotment Option, and the time and date of payment and delivery thereof (an "Option Closing Date"), a copy of such notice is to be forwarded from IBA to VMR. The relevant Option Closing Date, which may be the Closing Date, shall be determined by Investmentbank Austria but shall not be later than seven business days after the exercise of the Over-allotment Option. If the Over-allotment Option is exercised as to all or any part of the Option Shares, the Option Shares as to which the Over-allotment Option is exercised shall be purchased by Investmentbank Austria. The aggregate purchase price for the Option Shares (the "Aggregate Option Shares Purchase Price") to be paid by Investmentbank shall consist of an amount (payable in German marks) equal to the product of (i) the Offer Price, less (x) commissions of DM * per Option Share and (y) a nonaccountable expense allowance of DM * per Option Share for costs and expenses incurred by Investmentbank Austria in connection with the Offering, and (ii) the number of Option Shares with respect to which an Over-allotment Option has been exercised. Such Aggregate Option Shares Purchase Price less (x) the Aggregate VMR Fee for the Option Shares, and (y) the Aggregate VMR Non-accountable Expense Allowance for the Option Shares shall be paid in the same manner as set forth in paragraph (d) above. The share certificates representing the Option Shares shall be delivered by the Company to [*] no later than on the Closing Date and Investmentbank Austria on behalf of the Company shall release the share certificates representing the number of Option Shares as to which Investmentbank Austria exercised the Over-allotment Option on each Option Closing Date. The obligations of Investmentbank Austria to purchase and pay for Option Shares as to which an Over-allotment Option has been exercised are subject to satisfaction of the conditions set forth in Section 5(a) (as if the references therein to the Closing Date were references to the relevant Option Closing Date).

                  (f) The Company will bear and pay and hold the Managers and any initial purchaser harmless against any transfer tax, issuance tax or other tax, duties or fees imposed by the United States, the State of Delaware or the Republic of Austria, including any interest and penalties, on or in connection with the sale, offering, transfer, purchase and delivery of the Offer Shares in accordance with the terms of this Agreement and on the execution and delivery of this Agreement, which are or may be required to be paid, and against any value added or similar taxes ("VAT") payable in connection with commissions and other amounts payable or allowable by the Company and otherwise in connection with the transactions contemplated by this Agreement.

              Section 3. Covenants of the Company.

                      The Company covenants with each Manager as follows:

                           (i) The Company will advise Investmentbank Austria, promptly after receiving notice or obtaining knowledge thereof, and confirm the notice in writing, of (A) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (B) the suspension of the qualification of any Shares of Common Stock for offering or sale in any jurisdiction or (C) the institution, threat or contemplation of any proceeding for any such purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the withdrawal thereof at the earliest possible moment.

                           (ii) The Company shall promptly notify Investmentbank Austria, on behalf of the Managers, of any material change affecting any of the representations and warranties set forth in Section 1 hereof at any time before the Closing Date (for Option Closing Date, as applicable), and the Company will take all actions that may be reasonably requested by Investmentbank Austria to remedy such material change. In the event it is necessary, in the reasonable opinion of any of the Company, or Investmentbank Austria, to amend or supplement any of the Offering Documents in order that the Offering Documents do not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Offering Documents by preparing and furnishing without charge to each Manager an amendment or amendments of, or a supplement or supplements to, the Offering Documents (in form and substance satisfactory in the reasonable opinion of Investmentbank Austria so that, as so amended or supplemented, the Offering Documents will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered, not misleading). Neither Investmentbank Austria's consent to, nor the Managers' delivery to offerees or investors of any amendment or supplement to the Offering Documents shall constitute a waiver of any of the conditions set forth in
Section 5 hereof.

                    (iii) The Company shall use its best efforts to qualify the Offer Shares for offering and sale in each jurisdiction that Investmentbank Austria, on behalf of the Managers, shall designate and the Company shall maintain such qualifications in effect for such period, not in excess of six months from the date of this Agreement, as Investmentbank Austria, on behalf of the Managers, may reasonably request in order to complete the placement of the Offer Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a securities dealer in any jurisdiction or to subject themselves to taxation in respect of doing business in any jurisdiction in which they are not otherwise so subject.

                    (iv) Subject to requirements of applicable law and regulations, prior to the Closing Date, the Company shall not, without prior consent (such consent not to be unreasonably withheld) of Investmentbank Austria, make any information relating to the Offering publicly available and will not take any action that will result in their being obliged under listing requirements or other obligations to shareholders generally to make available to the public any information that may be material to a purchaser of the Offer Shares prior to the expiration of three (3) months following the Closing Date.

                    (v) For a period of six (6) months after the Closing Date, the Company shall not (A) except as otherwise required by applicable law, issue any announcement in the Republic of Austria, Belgium, the United States or elsewhere that could be material in the context of the Offering of the Offer Shares without informing Investmentbank Austria within a reasonable period of time prior to such announcement, or (B) issue, sell, offer or contract to issue, sell, grant any option for the issuance or sale of, or otherwise dispose of directly or indirectly, any interest in securities of the same class as the Offer Shares or any securities convertible into, exchangeable for, or representing the right to receive, any such securities of the same class as the Offer Shares or other instruments representing interests in securities of the same class as the Offer Shares without, in any such case, the prior written consent of Investmentbank Austria, such consent not to be unreasonably withheld.

                      (vi) The Company shall deliver one copy of each Offering Document to Investmentbank Austria, on behalf of the Managers, and of each amendment or supplement thereto, signed by duly authorized members of the Board of Directors of the Company.

                      (vii) The Company has made an application for all Shares of Common Stock of the Company (including the Offer Shares) to be listed on EASDAQ. In connection with the application, the Company will endeavor to obtain the listing as promptly as practicable and will furnish any and all documents, instruments, information and undertakings that may be necessary in order to obtain such listing, and the Company shall use reasonable endeavors to cause such listing to be continued so long as any of the Shares of Common Stock of the Company remain outstanding; provided, however, that if such listing can no longer be reasonably maintained, so long as any of the Shares of Common Stock of the Company remain outstanding, the Company will use reasonable endeavors to obtain and maintain a listing of the Shares of Common Stock on another stock exchange as agreed by the Company and Investmentbank Austria on behalf of the Managers.

                      (viii) For so long as Investmentbank Austria is acting as a market maker or sponsor for the Company in connection with the listing of the Company's Shares of Common Stock on EASDAQ, in any case, however, for a period of 18 months following the Closing Date, the Company shall promptly provide Investmentbank Austria with sufficient copies of its annual report, interim financial statements, if any, press releases and other public announcements, any other documents that the Company is, pursuant to the Continuing Obligations of Companies Admitted to Trading on EASDAQ, required to file with and obliged to disclose to EASDAQ in connection with the listing of the Company's Shares of Common Stock on EASDAQ, and other documents or information as Investmentbank Austria determines necessary to maintain such listing on EASDAQ. All fees and expenses in connection with such listing shall be borne by the Company.

                      (ix) The Company will further, for a period of three (3) years following the Closing Date, furnish to Investmentbank Austria, as soon as practicable, copies of each document required to be filed by the Company with any other stock exchange or stock exchanges, including without limitation, NASDAQ, where the Offer Shares may have been listed, and copies of financial statements and other periodic reports that the Company may furnish generally to holders of its public debt securities or to its equity securities and, from time to time, such other information concerning the Company as Investmentbank Austria may reasonably request.

                      (x) The Company shall, for a period of three (3) years after the Closing Date, furnish to Investmentbank Austria (and, upon request, to each of the other Managers), as soon as practicable, copies of each document required to be delivered by the Company pursuant to the reporting requirements under the Securities and Exchange Act of 1934, as amended (the "1934 Act").

                      (xi) During the period of three (3) years after the Closing Date, the Company shall not be or become an open-end investment company, unit investment trust or face-amount certificate company that is required to be registered under Section 8 of the 1940 Act, and is not, and will not be or become, a closed-end investment company required to be registered under the 1940 Act.


            Section 4. Expenses.

           (A) The Company agrees to pay to Investmentbank Austria a non-accountable expense allowance for costs and expenses incurred by Investmentbank Austria in connection with the Offering (the "Non-Accountable Expense Allowance") which shall consist of an amount (payable in German marks) equal to the product of (i) * per Offer Share, and (ii) the Number of Offer Shares to be purchased by the Managers pursuant to this Agreement. The Non-Accountable Expense Allowance includes the following:

           (a) all costs, expenses, fees, stamp or other duties or taxes (including transfer taxes and issuance taxes, if any) in connection with the issuance, purchase and delivery of the Offer Shares in Europe; (b) all fees and expenses of Investmentbank Austria's legal advisers; (c) all costs, expenses, fees, duties or taxes in connection with the printing and delivery of (x) the Offering Documents and (y) Investmentbank Austria's research report regarding the Company; (d) all costs and expenses incurred by Investmentbank Austria in connection with press conferences, roadshows and any other public relations activities; and (a) all travelling, accommodation, telex, telephone, facsimile, postage and other out-of-pocket costs and expenses incurred by Investmentbank Austria in connection with the Offering.

           (B) The Non-Accountable Expense Allowance does not include the following costs and expenses, which the Company agrees to pay:

           (a) all costs, expenses, fees, duties or taxes in connection with the admission and listing of the Shares of Common Stock to trading on EASDAQ, including any costs, expenses and fees charged by the Belgian Banking and Finance Commission ("BFC"); (b) all fees and expenses of the Company's accountants, legal advisers and any other advisers; (c) all costs and expenses incurred by the Company in connection with press conferences, roadshows and any other public relations activities; (d) all fees, costs, expenses, stamp or other duties related to the preparation, printing and filing of the Registration Statement and any amendments thereto in the United States, including, without limitation, filing of the Registration Statement with the Commission.

           (C) If this Agreement is terminated by Investmentbank Austria in accordance with the provisions of Section 5(b) or Section 8(a) hereof, the Company shall remain liable to pay to Investmentbank Austria all actual costs and expenses incurred in connection with the contemplated Offering including, without limitation, fees and expenses of Investmentbank Austria's legal advisers, costs and expenses related to the printing and delivery of the Offering Documents and research reports prepared by Investmentbank Austria and costs and expenses in connection with roadshows.


            Section 5. Conditions of the Obligations of the Managers.

                 (a) The obligations of each Manager to purchase for itself and pay for the Offer Shares that it has agreed to purchase hereunder are subject to the following further conditions:

                  (A) At the Closing Date the Company shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Date.

                  (B) The representations and warranties of the Company set forth in Section 1 hereof shall be accurate as though expressly made at and as of the Closing Date. The Managers shall have received certificates of officers of the Company to this respect, dated as of the Closing Date, in form and substance satisfactory to Investmentbank Austria, on behalf of the Managers.

                  (C) No stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or Investmentbank Austria, shall be contemplated by the Commission and the Company shall have complied with any request of the Commission for additional information.

                  (D) The Offering Documents shall have been filed, approved and published in accordance with applicable Belgian law and regulations.

                  (E) All Notices concerning the Offering required to be filed under applicable law, regulations or listing requirements shall have been filed with EASDAQ and the BFC and any publications and announcements required by applicable laws and regulations shall have been made.

                  (F) All Shares of Common Stock (including the Offer Shares) shall have been admitted to trading an EASDAQ.

                  (G) The Managers shall have received an opinion of Snow Becker Krauss P.C., Counsel to the Company, dated as of the Closing Date, in form and substance satisfactory to Investmentbank Austria, on behalf of the Managers, with respect to legal matters relating to the Offer Shares and the Registration Statement.

                  (H) The Managers shall have received an opinion of Hogan & Hartson LLP, U.S. regulatory counsel to the Company, dated as of the Closing Date, in form and substance satisfactory to Investmentbank Austria, on behalf of the Managers, with respect to U.S. Federal Food, Drug and Cosmetics Act regulatory matters relating to the Company.

                  (I) The Managers shall have received an opinion of De Bandt, Van Hecke & Lagae, Belgian Counsel to the Managers, dated as of the Closing Date, in form and substance satisfactory to Investmentbank Austria, on behalf of the Managers, with respect to Belgian legal matters relating to the Offering.

                  (J) The Company shall have furnished to Investmentbank Austria, an behalf of the Managers, (x) on the date hereof, a letter of Ernst & Young LLP as to the Company and its Subsidiaries, dated as of the date hereof and in the form previously furnished to the Managers confirming that they are Independent auditors with respect to the Company, consenting to the use of the Financial Statements in the Offering Documents and commenting upon the Financial Statements and their reports thereon and other information in the Offering Documents, and (y) at the Closing Date, a letter of Ernst & Young LLP, dated as of the date thereof, in form and substance satisfactory to Investmentbank Austria, on behalf of the Managers, which shall confirm in all material respects, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Documents, as of a date not more than five days prior to the date of such letter), the conclusions and findings of Ernst & Young LLP with respect to the financial information and other matters covered in the letters previously delivered to the Managers.

                  (K) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement and the Offer Shares and the form of the Offering Doc-uments, other then financial statements and other financial data, and all other legal matters relating to this Agreement and the transactions contemplated herein shall be reasonably satisfactory in all respects to Investmentbank Austria, on behalf of the Managers.

                 (b) If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, Investmentbank Austria, on behalf of the Managers, has the right to terminate this. Agreement by notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 4(C) and except that Sections 7, 8, 10, 11 and 12 shall remain in full force and effect.


            Section 6. Obligations of the Managers.

                 (a) Each Manager represents that it has observed and undertakes that it will observe the following restrictions on offers and sales of the Offer Shares and the distribution of documents relating to the Offer Shares:

                       (i) Each Manager represents and agrees that (A) it has not offered or sold and, prior to the expiry of six months from the Closing Date, it will not offer or sell any Offer Shares to persons in the United Kingdom, except to persons whose ordinary activities Involve them In acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (the "Regulations"), (B) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Regulations with respect to anything done by it in relation to the Offer Shares in, from or otherwise involving the United Kingdom, and (C) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the offer and sale of the Offer Shares if that person is of a kind described in Article 11 (3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on.

                       (ii) Each Manager will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Offer Shares or has in its possession or distributes any Offering Documents or any other offering material. Each Manager understands that no action has been or will be taken in any jurisdiction that would permit a public offering of the Offer Shares or distribution of any Offering Documents or any other offering material, in any country or jurisdiction where action for that purpose is required. Each Manager agrees that it will not make any representation or use any information in connection with the offering, sale, delivery or resale of the Offer Shares other than as contained in the Offering Documents.

                 (b) Investmentbank Austria agrees to act as market maker and sponsor for the Company in connection with the listing of the Company's Shares of Common Stock on EASDAQ, provided that no material adverse change in the condition, financial situation or otherwise, or in the earnings, business affairs or business prospects of the Company occurs. Investmentbank Austria agrees not to charge a fee for the first year of its market maker and sponsor activities. For the following years Investmentbank Austria and the Company shall endeavor to agree on a reasonable annual fee, provided that if the parties do not reach a agreement on such annual fee Investmentbank Austria shall have no further obligation to act as a market maker and/or sponsor for the Company.


      Section 7. Indemnification.

                 (a) The Company will indemnify and hold harmless each Manager and each person, if any, who controls any Manager within the meaning of the 1933 Act or the 1934 Act or other applicable laws against any losses, claims, damages or liabilities, joint or several, to which such Manager may become subject, under the 1933 Act or the 1934 Act or other applicable laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any of the representations, warranties or obligations of the Company contained herein or any untrue statement or alleged untrue statement of any material fact contained in the Offering Documents or the Registration Statement, or arise out of or upon the omission or alleged omission to state in the Offering Documents and Registration Statement a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In addition, the Company shall reimburse each Manager for any legal or other expenses reasonably incurred by such Manager in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

                 (b) Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof may be made against the indemnifying party under subsection (a) above, notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve any indemnifying party from any liability which it may have to any indemnified party otherwise then under subsections (a) above. In case any such action is brought against any indemnified party, any indemnifying party will be entitled to participate therein at its own cost and expense. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such actions.

                 (c) The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Manager within the meaning of the 1933 Act or the 1934 Act or other applicable laws.


      Section 8.  Termination.

                 (a) Investmentbank Austria, on behalf of the Managers, has the right to terminate this Agreement, after prior consultation with the Company to the extent practicable, by notice given to the Company at any time at or prior to the Closing Date, if, in the opinion of Investmentbank Austria, on behalf of the Managers:

                        (i) there has been, since the date hereof or since the respective, dates as of which information is given in the Offering Documents, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; or

                          (ii) there has occurred any material adverse change in the financial markets in the United States, the Republic of Austria or any other European Union market, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Investmentbank Austria, impracticable to market the Offer Shares or to enforce contracts for the sale of the Offer Shares; or

                         (iii) trading in any securities of the Company has been suspended or limited by NASDAQ or the Pacific Stock Exchange Incorporated or if trading generally on EASDAQ, NASDAQ or the New York Stock Exchange shall have been suspended, or maximum ranges for prices for securities have been required, or minimum or maximum prices for trading have been fixed, by said exchange or by order of any governmental authority; or

                          (iv) trading in the Shares of Common Stock or other securities of the Company have been suspended by the Commission or the NASD; or

                          (v) a banking moratorium shall have been declared or exchange controls imposed by either U.S. federal or New York authorities or by the relevant authorities in the Republic of Austria or in any other country of the European Union.

                 (b) If this Agreement is terminated pursuant to this Section 8, such termination shall be without liability of any party to any other party, except as provided in Section 4(C) hereof and except that Sections 7, 8, 10, 11 and 12 shall remain in full force and effect.

      Section 9. Stabilization.

     Investmentbank Austria may, to the extent permitted by applicable laws, effect transactions in any over-the-counter market or otherwise in connection with the distribution of the Offer Shares with a view to stabilizing or maintaining the market price of the Shares of Common Stock at levels other than those that might otherwise prevail in the open market but in doing so Investmentbank Austria shall act as principal and not as agent of the Company and any loss resulting from such stabilization will be borne, and any profit arising from it shall be retained, by Investmentbank Austria.

Section 10. Notice and Authority.

                 (a) All notices and communications hereunder shall be furnished to the parties at the addresses listed below. Notices and communications shall be deemed to have been duly given if in writing and delivered personally against receipt, or sent by registered or certified mail, return receipt requested, postage prepaid, or if sent by facsimile transmission with confirmation of receipt, addressed as follows:

                              (i) to the Managers:

                 Investmentbank Austria
                 Aktiengesellschaft
                 Nibelungengasse 15
                 A-1010 Vienna
                 Austria

                 Facsimile no: +43-1-58884-636
                 Telephone no: +43-1-58884-630
                 Attention:  Corporate Finance

                 __________________
                 __________________
                 __________________

                Facsimile no:  _________________
                Telephone no:  _________________
                Attention:     _________________

                              (ii) to the Company:

                 Integrated Surgical System, Inc.
                 829 West Stadium Lane
                 Sacramento, California 95834
                 USA

                Facsimile no: +1-916 646-4075
                Telephone no: +1-916-646-3437
                Attention: _____________________

                              (iii)  to Value Management & Research GmbH

                 __________________
                 __________________
                 __________________


                Facsimile no:  _________________
                Telephone no:  _________________
                Attention:     _________________
or to such other address as shall be furnished in writing by any party to the other party, and such notice or communication shall be deemed to have been given as of the date, indicated on the written receipt in the case of personal or registered or certified mail delivery, or as of the date, indicated on the confirmation in the case of facsimile transmission.

                 (b) Investmentbank Austria is hereby authorized by each Manager to act on behalf of it as specified herein and in relation to all matters requiring the consent or agreement of such Manager under this Agreement.


        Section 11. Governing Law and Jurisdiction; Competent Court.

           This Agreement shall be governed by and construed and enforced in accordance with English law.

           The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and accordingly any litigation or proceedings arising out of or in connection with this Agreement (the "Proceedings") may be brought in such courts. Each of the Company and each of the Managers hereby irrevocably submits itself for all purposes for or in connection with this Agreement to the jurisdiction of the courts of England and waives any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum.

           The Company and each of the Managers hereby irrevocably
appoints          (or such other person or persons with an address in England)
as its agent or agents to accept service of process on its behalf in any action based on this Agreement which may be instituted in England. The Company and each of the Managers will procure that there shall be in force an appointment of such a person with an office in England with authority to accept service as aforesaid on behalf of the Company or each of the Managers, as the case may be.


           Notwithstanding the foregoing, any suit, action or proceeding arising out of or in connection with this Agreement may be instituted by the Managers in any competent court in the Republic of Austria or elsewhere.

        Section 12.  Severability; Counterparts; Headings.

           If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect. Upon such determination, the parties shall negotiate in good faith to promptly replace the invalid, illegal or unenforceable provisions with valid provisions the economic and substantive effect of which shall be as close as possible to that of the invalid, illegal or unenforceable provisions and the original intention of the parties.

           This Agreement may be executed in counterparts and, when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement. The section headings herein are for convenience only and shall not affect the construction hereof.

IN WITNESS WHEREOF, the parties mentioned below have caused this Agreement to be executed in *, on the date first written above by their respective duly authorized representatives.

          Integrated Surgical Systems, Inc.

          By:_____________________
          Name:
          Title:

                  The foregoing Agreement is hereby accepted in London, England, as of the date first written above.



Investmentbank Austria Aktiengesellschaft

By:_________________________
Name:
Title:


By:_________________________
Name:
Title:

*

By:_________________________
Name:
Title:


Acknowledged and consented to:

Value Management & Research GmbH

By:_________________________
Name:
Title:

                                                                      SCHEDULE A
                                    Offering
                                                                      Number of
Name of Manager                                                       New Shares
----------------                                                      ----------

Investmentbank Austria Aktiengesellschaft .......................          *
* ...............................................................
Total Offering ..................................................          *